                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


         Date of Report (Date earliest event reported) October 18, 1996

                  MASTER GLAZIER'S KARATE INTERNATIONAL, Inc.
             (exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


        0-23236-NY                                             22-3234110
(Commission File Number)                                      (IRS Employer
                                                         Identification Number)


        570 North Broad Street, Suite 16, Elizabeth, NJ           07029
         (Address of principal executive offices)               (Zip Code)



       Registrant's Telephone Number, Including Area Code:(908) 354-2349


         (Former name or former address, if changed since last report)

Item 5.           Other Events.


         On October 18, 1996, Master Glazier's Karate International, Inc. (the "Registrant") entered into convertible preferred stock subscription agreements (the "Agreements") with each of Mark Glazier (the Registrant's President and Chairman of the Board), Fair Lane, LLC., Cristine Cowan, Euro Translation Group and CRC Partners, Ltd. (collectively, the "Subscribers") pursuant to which the Subscribers purchased an aggregate of 750,000 shares of the Registrant's Series A Preferred Stock (the "Preferred Stock") for $1.20 per share. The shares of Preferred Stock may be converted at any time after April 18, 1997 into twenty
(20) shares of the Registrant's Common Stock so long as the Company has amended its Certificate of Incorporation to authorize a sufficient number of shares of Common Stock. Each holder of Preferred Stock shall have the rights and privileges of preferred stockholders of the Registrant having ten (10) votes per share on matters presented to the shareholders for a vote. The offer and sale of the Preferred Stock was made in reliance upon the provisions of Section 4(2) under the Securities Act of 1933, and Regulation D promulgated thereunder.

Item 7.           Financial Statements and Exhibits

c) Exhibits

Exhibit
No.               Document

(a) Certificate of Designation establishing a series of shares of Series A Preferred Stock of Master Glazier's Karate International, Inc.

(b)               Form of Convertible Preferred Stock Subscription
                  Agreement

(c)               Press release by Master Glazier's Karate International,
                  Inc.

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.



                                    Master Glazier's Karate International, Inc.



                                            By:    /s/ Mark Glazier
                                               ----------------------------
                                                   Mark Glazier
                                                   President


Dated:   November 11, 1996